Exhibit 99.1

Pieris Pharmaceuticals Reports First Quarter 2015 Financial Results

Company to Host an Investor Conference Call on Thursday,

May 14, 2015 at 10:00 AM EDT

FREISING, GERMANY, May 13, 2015 – Pieris Pharmaceuticals, Inc. (OTCQB:PIRS), a biotechnology company advancing its proprietary Anticalin® biotherapeutic technologies, reported today financial results for the first quarter ended March 31, 2015 and provided an update on the Company’s recent developments.

“2014 was a year of significant progress for Pieris, both financially and in terms of therapeutic development and I am pleased to report that we continue to build on that momentum in 2015. We are progressing on our Phase I clinical trial for PRS-080, an anti-hepcidin Anticalin therapeutic protein designed to treat anemia, according to plan. We also are advancing our drug discovery and lead optimization efforts on numerous immunomodulatory targets, and progressing on several multispecific constructs in preclinical evaluation for immuno-oncology,” commented Pieris’ Chief Executive Officer, Stephen Yoder.

Corporate and Pipeline Highlights:

•	Jean-Pierre Bizzari, M.D., former Celgene and Sanofi Executive, appointed to the Board of Directors bringing extensive oncology drug development experience.

•	Phase I trial progression for PRS-080 remains on schedule with the final cohort of subjects planned to be enrolled by the middle of 2015 and reporting of results expected the second half of this year.

•	Pieris partner, the University of Melbourne, received a NHMRC grant totalling more than $AUS 500K to advance preclinical testing of PRS-060 for inhaled delivery to treat asthma.

•	Drug discovery and lead optimization efforts of PRS-300 for immuno-oncology continue to progress, with preclinical evaluation of several multispecifics constructs ongoing.

Financial Update:

Pieris reported a net loss of $3.7 million for the first quarter of 2015, compared to a net loss of $0.8 million for the first quarter of 2014. The results included non-cash, stock-based compensation expense of $0.5 million and $0.0 for the first quarter of 2015 and 2014, respectively. As of March 31, 2015, cash and cash equivalents totalled $13.2 million.

Total revenues were $0.2 million and $1.4 million for the three months ended March 31, 2015 and 2014, respectively. The quarter over quarter reduction in revenue was primarily attributable to the successful handover in 2014 of collaboration projects to our collaboration partners and no new collaboration milestone revenue recognized.

Research and development expenses were $1.5 million and $1.2 million for the three months ended March 31, 2015 and 2014, respectively. The $0.3 million increase in research and development expenses is primarily due to increased external clinical expenses associated with PRS-080 and increased internal expenses for PRS-300.

General and administrative expenses were $2.4 million and $0.8 million for the three months ended March 31, 2015 and 2014, respectively. The increase of $1.6 million in general and administrative expenses was due primarily to public company related costs, including $0.5 million in non-cash stock based compensation expense, legal and consulting expenses, and business development related expenses.

Conference Call:

Pieris’ management will host a conference call beginning at 10:00 AM EDT on Thursday, May 14, 2015, to discuss the first quarter financial results and provide a corporate update. You can join the call by dialling +1-877-407-8920 (US & Canada) or +1-412-902-1010 (International) and providing the conference ID: 13603006. An archived replay of the call will also be available by dialling +1-877-660-6853 (US & Canada) or +1-201-612-7415 (International) and providing the conference ID: 13603006.

About Pieris:

Pieris is a clinical-stage biotechnology company advancing its proprietary Anticalin® technology to create differentiated drugs that have the potential to be safer and more effective than conventional approaches. Anticalins show promise in addressing high-unmet medical needs and expanding the potential of targeted therapeutics. The company currently has a diverse proprietary pipeline and has ongoing R&D collaborations with Daiichi Sankyo, the Sanofi Group, Zydus Cadila, Stelis Biopharma and Allergan. For more information visit www.pieris.com.

Company Contact:	Investor Relations Contact:
Pieris Pharmaceuticals, Inc.	The Trout Group
Darlene Deptula-Hicks	Thomas Hoffmann
Chief Financial Officer	+1-646-378-2931
+1-603-553-5803	thoffmann@troutgroup.com
deptula@pieris.com

Media Inquiries:
Gretchen Schweitzer
gschweitzer@macbiocom.com
+49 172 861 8540

Anticalin®, Anticalins® are registered trademarks of Pieris.

Forward Looking Statements:

This press release contains forward-looking statements as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release that are not purely historical are forward-looking statements. Such forward-looking statements include, among other things, the timing of our clinical trials or other development efforts, references to novel technologies and methods; our business and product development plans; or market information. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, our ability to raise the additional funding we will need to continue to pursue our business and product development plans; the inherent uncertainties associated with developing new products or technologies and operating as a development stage company; our ability to develop, complete clinical trials for, obtain approvals for and commercialize any of our product candidates; competition in the industry in which we operate and market conditions. These forward-looking statements are made as of the date of this press release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law. Investors should consult all of the information set forth herein and should also refer to the risk factor disclosure set forth in the reports and other documents we file with the SEC available at www.sec.gov, including without limitation our Current Report on Form 8-K dated December 17, 2014, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and the Company’s Quarterly Reports on Form 10-Q.

Tables to Follow

PIERIS PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS	March 31,	December 31,
	2015	2014
	(unaudited)
Current assets:
Cash and cash equivalents	$13,167,036	$18,474,211
Other current assets	1,275,714	1,207,072
Prepaid expenses	507,390	109,332
Income tax receivable	15,232	14,810

Total current assets	14,965,372	19,805,425

Property and equipment, net	1,785,789	2,052,221
Deferred tax asset	23,541	26,522

Total assets	$16,774,702	$21,884,168

LIABILITIES AND STOCKHOLDERS’ EQUITY	March 31,	December 31,
	2015	2014
	(unaudited)
Current liabilities:
Trade accounts payable	$1,539,706	$1,260,015
Accrued expenses	413,395	743,866
Other current liabilities	274,255	242,755
Bank loan, including accrued interest	—	1,270,605
Deferred tax liabilities	23,541	26,522

Total current liabilities	2,250,897	3,543,763

Accrued expenses, non-current	296,452	333,988

Total liabilities	2,547,349	3,877,751

Stockholders’ equity

Common stock, $0.001 par value per share, 300,000,000 shares authorized and 29,429,522 and 29,279,522 issued and outstanding at March 31, 2015 and December 31, 2014	29,430	29,280
Additional paid-in capital	85,155,534	84,627,283
Accumulated other comprehensive loss	(1,445,829)	(843,097)
Accumulated deficit	(69,511,782)	(65,807,048)

Total stockholders’ equity	14,227,353	18,006,417

Total liabilities and stockholders’ equity	$16,774,702	$21,884,168

PIERIS PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three months ended March 31,
	2015	2014
Revenue	$217,621	$1,372,879
Operating costs and expenses
Research and development	(1,524,631)	(1,222,745)
General and administrative	(2,394,323)	(821,351)

	(3,918,954)	(2,044,096)

Loss from operations	(3,701,333)	(671,217)

Other income (expense)
Interest expense	(4,170)	(109,289)
Other income, net	769	583

Loss before income taxes	(3,704,734)	(779,923)
Income tax benefit	—	18

Net loss	$(3,704,734)	$(779,905)

Net loss per share
Basic and diluted	$(0.13)	$(0.07)

Weighted average number of common shares outstanding
Basic and diluted	29,292,855	11,828,974